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                                                                      EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                               December 21, 1999

Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California 95134-1706

               Re: Cisco Systems, Inc. - Registration Statement for Offering of an Aggregate of 46,535 Shares of Common Stock

Dear Ladies and Gentlemen:

               We have acted as counsel to Cisco Systems, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 46,535 shares of common stock (the "Shares") and related stock options under the V-Bits, Inc. 1997 Stock Option Plan (the "V-Bits Plan") and the WebLine Communications Corporation 1997 Stock Incentive Plan (the "WebLine Plan"). This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the V-Bits Plan and the WebLine Plan and the options outstanding thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the V-Bits Plan and the WebLine Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

               This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the V-Bits Plan, the WebLine Plan or the Shares.

                                            Very truly yours,

                                            /s/ Brobeck, Phleger & Harrison LLP

                                            BROBECK, PHLEGER & HARRISON LLP